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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2001 (September 7, 2001)
(Date of Report (Date of earliest event reported))

ALARIS MEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

33-26398
(Commission File Number)

13-3492624
(IRS Employer Identification No.)

10221 Wateridge Circle
San Diego, CA 92121
(Address of principal executive officers)

(858) 458-7000
(Registrant's telephone number, including area code)

Exhibit Index is on Page

ITEM 5. OTHER EVENTS

    On September 7, 2001, ALARIS Medical, Inc. (the "Registrant") issued a press release stating that its operating company, ALARIS Medical Systems,  Inc. ("Systems"), is planning to offer approximately $150 million of senior secured notes due in 2006 in a private offering and concurrently with the closing of such offering, to enter into a $20 million revolving credit facility with one or more banks. The financing, which the company anticipates closing in October 2001, would replace Systems' existing bank credit facility.

  The press release is attached as Exhibit 1 to this Form 8-K filing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibit 1—Press Release dated September 7, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALARIS MEDICAL, INC. (Registrant)

Date: September 12, 2001	By:	/s/ WILLIAM C. BOPP
	Name:	William C. Bopp
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Material to be Filed as Exhibits	Page Number
Exhibit 99.1	Press Release dated September 7, 2001

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SIGNATURES
EXHIBIT INDEX